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                                                            EXHIBIT No. 99.1(g)

                               MFS SERIES TRUST V

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


      The undersigned, being a majority of the Trustees of MFS Series Trust V (the "Trust"), a Massachusetts business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 21, 1994, as amended (the "Declaration"), acting pursuant to Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

      1. The series designated as MFS International Opportunities Fund shall be redesignated as MFS International New Discovery Fund.

      Pursuant to Section 6.9(e) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

        IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of September, 2000.


J. ATWOOD IVES                            ARNOLD D. SCOTT
----------------------------              ----------------------------
J. Atwood Ives                            Arnold D. Scott
17 West Cedar Street                      20 Rowes Wharf
Boston, MA  02108                         Boston, MA  02110


LAWRENCE T. PERERA                        JEFFREY L. SHAMES
----------------------------              ----------------------------
Lawrence T. Perera                        Jeffrey L. Shames
18 Marlborough Street                     38 Lake Avenue
Boston, MA  02116                         Newton, MA 02159


WILLIAM J. POORVU                         ELAINE R. SMITH
----------------------------              ----------------------------
William J. Poorvu                         Elaine R. Smith
975 Memorial Drive                        75 Scotch Pine Road
Cambridge, MA  02138                      Weston, MA  02193


CHARLES W. SCHMIDT                        DAVID B. STONE
----------------------------              ----------------------------
Charles W. Schmidt                        David B. Stone
63 Claypit Hill Road                      282 Beacon Street
Wayland, MA  01778                        Boston, MA  02116